                     CHASE MANHATTAN RV OWNER TRUST 1997-A


                            MONTHLY SERVICER'S REPORT

                                             Settlement Date            2/28/99
                                             Determination Date         3/10/99
                                             Distribution Date          3/15/99

I.      All Payments on the Contracts                                                               20,503,979.06
II.     All Liquidation Proceeds on the Contracts with respect to Principal                            312,593.39
III.    Repurchased Contracts                                                                                0.00
IV.     Investment Earnings on Collection Account                                                            0.00
V.      Servicer Monthly Advances                                                                      498,965.82
VI.     Distribution from the Reserve Account                                                                0.00
VII.    Deposits from the Pay-Ahead Account (including Investment Earnings)                            143,571.75
VIII.   Transfers to the Pay-Ahead Account                                                            (127,507.60)

IX.     Less:  Investment Earnings distributions
          (a)  To Sellers with respect to the Collection Account                                             0.00
          (b)  To Sellers with respect to the Pay-Ahead Account                                              0.00

Total available amount in Collection Account                                                       $21,331,602.42
                                                                                                   ==============

DISTRIBUTION AMOUNTS                                         COST PER $1000
--------------------------------------------                 --------------
1.    (a)  Class A-1 Note Interest Distribution                                           0.00
      (b)  Class A-1 Note Principal Distribution                                          0.00

           Aggregate Class A-1 Note Distribution             0.00000000                                      0.00

2.    (a)  Class A-2 Note Interest Distribution                                           0.00
      (b)  Class A-2 Note Principal Distribution                                          0.00

           Aggregate Class A-2 Note Distribution             0.00000000                                      0.00

3.    (a)  Class A-3 Note Interest Distribution                                           0.00
      (b)  Class A-3 Note Principal Distribution                                          0.00

           Aggregate Class A-3 Note Distribution             0.00000000                                      0.00

4.    (a)  Class A-4 Note Interest Distribution                                     119,761.98
      (b)  Class A-4 Note Principal Distribution                                 17,143,325.18

           Aggregate Class A-4 Note Distribution             236.48064600                           17,263,087.16

5.    (a)  Class A-5 Note Interest Distribution                                     665,500.00
      (b)  Class A-5 Note Principal Distribution                                          0.00

           Aggregate Class A-5 Note Distribution             5.04166667                                665,500.00

6.    (a)  Class A-6 Note Interest Distribution                                     449,533.33
      (b)  Class A-6 Note Principal Distribution                                          0.00

           Aggregate Class A-6 Note Distribution             5.10833333                                449,533.33

7.    (a)  Class A-7 Note Interest Distribution                                     291,650.00
      (b)  Class A-7 Note Principal Distribution                                          0.00

           Aggregate Class A-7 Note Distribution             5.11666667                                291,650.00

8.    (a)  Class A-8 Note Interest Distribution                                     441,291.67
      (b)  Class A-8 Note Principal Distribution                                          0.00

           Aggregate Class A-8 Note Distribution             5.19166667                                441,291.67

9.    (a)  Class A-9 Note Interest Distribution                                     321,266.67
      (b)  Class A-9 Note Principal Distribution                                          0.00

           Aggregate Class A-9 Note Distribution             5.26666667                                321,266.67

10.   (a)  Class A-10 Note Interest Distribution                                    345,041.67
      (b)  Class A-10 Note Principal Distribution                                         0.00

           Aggregate Class A-10 Note Distribution            5.30833333                                345,041.67

11.   (a)  Class B Certificate Interest Distribution                                244,679.31
      (b)  Class B Certificate Principal Distribution                                     0.00

           Aggregate Class B Certificate Distribution        5.45000000                                244,679.31

12.   Servicer Payment



      (a)  Servicing Fee                                                            231,986.71
      (b)  Reimbursement of prior Monthly Advances                                  269,069.52
               Total Servicer Payment                                                                  501,056.23

13.  Deposits to the Reserve Account                                                                   808,496.39

Total Distribution Amount                                                                          $21,331,602.42
                                                                                                  ===============

Reserve Account Distributions:
--------------------------------

      (a)  Amounts to the Sellers (Chase USA) from Excess Collections               103,730.09
      (b)  Amounts to the Sellers (Chase Manhattan Bank)
              from Excess Collections                                               704,766.30
      (c)  Distribution from the Reserve Account to the
              Sellers(Chase USA)                                                     49,336.85
      (d)  Distribution from the Reserve Account to the Sellers
              (Chase Manhattan Bank)                                                335,205.99
                 Total Amounts to Sellers(Chase USA & Chase
                 Manhattan Bank) =                                                                  $1,193,039.23
                                                                                                 ================


           INTEREST
--------------------------------
1.    Current Interest Requirement
        (a) Class A-1  Notes     @    5.698%                                              0.00
        (b) Class A-2  Notes     @    5.852%                                              0.00
        (c) Class A-3  Notes     @    5.919%                                              0.00
        (d) Class A-4  Notes     @    6.020%                                        119,761.98
        (e) Class A-5  Notes     @    6.050%                                        665,500.00
        (f) Class A-6  Notes     @    6.130%                                        449,533.33
        (g) Class A-7  Notes     @    6.140%                                        291,650.00
        (h) Class A-8  Notes     @    6.230%                                        441,291.67
        (i) Class A-9  Notes     @    6.320%                                        321,266.67
        (j) Class A-10 Notes     @    6.370%                                        345,041.67
               Aggregate Interest on Notes                                                           2,634,045.31
        (k) Class B Certificates @    6.640%                                                           244,679.31

2.   Remaining Interest Shortfall
        (a) Class A-1  Notes                                                              0.00
        (b) Class A-2  Notes                                                              0.00
        (c) Class A-3  Notes                                                              0.00
        (d) Class A-4  Notes                                                              0.00
        (e) Class A-5  Notes                                                              0.00
        (f) Class A-6  Notes                                                              0.00
        (g) Class A-7  Notes                                                              0.00
        (h) Class A-8  Notes                                                              0.00
        (i) Class A-9  Notes                                                              0.00
        (j) Class A-10 Notes                                                              0.00
        (k) Class B Certificates                                                          0.00

3.   Total Distribution of Interest                            COST PER $1000
                                                             -------------------
        (a) Class A-1  Notes                                     0.00000000               0.00
        (b) Class A-2  Notes                                     0.00000000               0.00
        (c) Class A-3  Notes                                     0.00000000               0.00
        (d) Class A-4  Notes                                     1.64057504         119,761.98
        (e) Class A-5  Notes                                     5.04166667         665,500.00
        (f) Class A-6  Notes                                     5.10833333         449,533.33
        (g) Class A-7  Notes                                     5.11666667         291,650.00
        (h) Class A-8  Notes                                     5.19166667         441,291.67
        (i) Class A-9  Notes                                     5.26666667         321,266.67
        (j) Class A-10 Notes                                     5.30833333         345,041.67
               Total Aggregate Interest on Notes                                                     2,634,045.31
        (k) Class B Certificates                                 5.45000000                            244,679.31


            PRINCIPAL                                         No. of Contracts
--------------------------------                             -------------------
1.   Amount of Stated Principal Collected                                         4,544,930.08
2.   Amount of Principal Prepayment Collected                        454         12,041,112.54
3.   Amount of Liquidated Contract                                   25             557,282.56
4.   Amount of Repurchased Contract                                  0                    0.00

           Total Formula Principal Distribution Amount                                              17,143,325.18

5.   Principal Balance before giving effect to Principal Distribution            Pool Factor
                                                                                 -----------
        (a) Class A-1  Notes                                                      0.0000000                  0.00
        (b) Class A-2  Notes                                                      0.0000000                  0.00
        (c) Class A-3  Notes                                                      0.0000000                  0.00
        (d) Class A-4  Notes                                                      0.3270249         23,872,819.52


        (e) Class A-5  Notes                                                      1.0000000        132,000,000.00
        (f) Class A-6  Notes                                                      1.0000000         88,000,000.00
        (g) Class A-7  Notes                                                      1.0000000         57,000,000.00
        (h) Class A-8  Notes                                                      1.0000000         85,000,000.00
        (i) Class A-9  Notes                                                      1.0000000         61,000,000.00
        (j) Class A-10 Notes                                                      1.0000000         65,000,000.00
        (k) Class B Certificates                                                  1.0000000         44,895,285.54

6.   Remaining Principal Shortfall

        (a) Class A-1 Notes                                                                                  0.00
        (b) Class A-2 Notes                                                                                  0.00
        (c) Class A-3 Notes                                                                                  0.00
        (d) Class A-4 Notes                                                                                  0.00
        (e) Class A-5 Notes                                                                                  0.00
        (f) Class A-6 Notes                                                                                  0.00
        (g) Class A-7 Notes                                                                                  0.00
        (h) Class A-8 Notes                                                                                  0.00
        (i) Class A-9 Notes                                                                                  0.00
        (j) Class A-10 Notes                                                                                 0.00
        (k) Class B Certificates                                                                             0.00

7.   Principal Distribution                                    COST PER $1000
                                                             -------------------
        (a) Class A-1 Notes                                      0.00000000                                  0.00
        (b) Class A-2 Notes                                      0.00000000                                  0.00
        (c) Class A-3 Notes                                      0.00000000                                  0.00
        (d) Class A-4 Notes                                     234.84007096                        17,143,325.18
        (e) Class A-5 Notes                                      0.00000000                                  0.00
        (f) Class A-6 Notes                                      0.00000000                                  0.00
        (g) Class A-7 Notes                                      0.00000000                                  0.00
        (h) Class A-8 Notes                                      0.00000000                                  0.00
        (i) Class A-9 Notes                                      0.00000000                                  0.00
        (j) Class A-10 Notes                                     0.00000000                                  0.00
        (k) Class B Certificates                                 0.00000000                                  0.00

8.   Principal Balance after giving effect to Principal Distribution             Pool Factor
                                                                                 -----------
        (a) Class A-1 Notes                                                       0.0000000                  0.00
        (b) Class A-2 Notes                                                       0.0000000                  0.00
        (c) Class A-3 Notes                                                       0.0000000                  0.00
        (d) Class A-4 Notes                                                       0.0921849          6,729,494.34
        (e) Class A-5 Notes                                                       1.0000000        132,000,000.00
        (f) Class A-6 Notes                                                       1.0000000         88,000,000.00
        (g) Class A-7 Notes                                                       1.0000000         57,000,000.00
        (h) Class A-8 Notes                                                       1.0000000         85,000,000.00
        (i) Class A-9 Notes                                                       1.0000000         61,000,000.00
        (j) Class A-10 Notes                                                      1.0000000         65,000,000.00
        (k) Class B Certificates                                                  1.0000000         44,895,285.54

            POOL DATA                                                                                Aggregate
--------------------------------                                               No. of Contracts  Principal Balance
                                                                               ----------------  -----------------
1.   Pool Stated Principal Balance as of       2/28/99                              18,975        539,624,779.88

2.   Delinquency Information                                                                                            % Delinquent
                                                                                                                        ------------
        (a) 31-59 Days                                                                152           3,167,101.18          0.587%
        (b) 60-89 Days                                                                45            1,089,210.94          0.202%
        (c) 90-119 Days                                                               36            1,047,752.39          0.194%
        (d) 120 Days +                                                                160           4,202,736.78          0.779%

3.   Contracts Repossessed during the Due Period                                      17              730,920.95

4.   Current Repossession Inventory                                                   56            2,549,896.56

5.   Aggregate Net Losses for the preceding Collection Period
        (a)  Aggregate Principal Balance of Liquidated Receivables                    25              557,282.56
        (b)  Net Liquidation Proceeds on any Liquidated Receivables                                   312,593.39
                                                                                                  --------------
       Total Aggregate Net Losses for the preceding Collection Period                                                    244,689.17

6.   Aggregate Losses on all Liquidated Receivables (Year-To-Date)                                                       728,467.39

7.   Aggregate Net Losses on all Liquidated Receivables (Life-To-Date)                282                              4,024,243.72

8.   Weighted Average Contract Rate of all Outstanding Contracts                                                              9.269%

9.   Weighted Average Remaining Term to Maturity of all Outstanding Contracts                                               114.418


       TRIGGER ANALYSIS
--------------------------------
1.    (a)  Average Delinquency Percentage                          1.630%
      (b)  Delinquency Percentage Trigger in effect ?                                       NO

2.    (a)  Average Net Loss Ratio                                  0.043%
      (b)  Net Loss Ratio Trigger in effect ?                                               NO
      (c)  Net Loss Ratio (using ending Pool Balance)              0.055%

3.    (a)  Servicer Replacement Percentage                         0.595%
      (b)  Servicer Replacement Trigger in effect ?                                         NO

         MISCELLANEOUS
--------------------------------

1.    Monthly Servicing Fees                                                                                              231,986.71

2.    Servicer Advances                                                                                                   498,965.82

3.    (a)  Opening Balance of the Reserve Account                                                                      11,135,362.10
      (b)  Deposits to the Reserve Account                                                             808,496.39
      (c)  Investment Earnings in the Reserve Account                                                   41,676.34
      (d)  Distribution from the Reserve Account                                                    (1,193,039.23)
      (e)  Ending Balance of the Reserve Account                                                                       10,792,495.60

4.    Specified Reserve Account Balance                                                                                10,792,495.60

5.    (a)  Opening Balance in the Pay-Ahead Account                                                                       486,176.01
      (b)  Deposits to the Pay-Ahead Account from the Collection Account                               127,507.60
      (c)  Investment Earnings in the Pay-Ahead Account                                                      0.00
      (d)  Transfers from the Pay-Ahead Account to the Collection Account                             (143,571.75)
      (e)  Ending Balance in the Pay-Ahead Account                                                                        470,111.86